Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Third Quarter 2019 Financial Results
Book value per common* share of $16.31
Maintained common stock dividend of $0.45 per share
Generated economic return** of 3.4%
Issued $219.3 million in common stock

Atlanta - November 7, 2019 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2019.

Financial Summary:

•
Q3 2019 net income attributable to common stockholders of $77.9 million or $0.57 basic income per common share compared to net income attributable to common stockholders of $7.2 million or $0.06 basic income per common share in Q2 2019

•	Q3 2019 core earnings*** of $63.7 million or core earnings per common share ("EPS") of $0.47 compared to $59.1 million or core EPS of $0.46 in Q2 2019

•	Q3 2019 book value per common share* of $16.31 compared to $16.21 at Q2 2019

•	Q3 2019 common stock dividend of $0.45 per share compared to $0.45 in Q2 2019

•	Economic return** of 3.4% for Q3 2019 and 15.7% for the year to date ended September 30, 2019

“We are pleased to announce core earnings of $0.47 per common share for the third quarter of 2019. Core earnings exceeded our $0.45 dividend for the fourth consecutive quarter as our portfolio benefits from an active management strategy that helps mitigate the impacts of prepayment risk. During the quarter, we issued an additional $219.3 million of common stock and quickly deployed the proceeds into accretive assets that will help support core earnings going forward. Despite volatility in both the funding and interest rate markets during the quarter, our diversified portfolio and dynamic hedging strategy combined to increase book value to $16.31. Our higher book value and stable dividend produced a 3.4% economic return for the quarter, bringing our year-to-date economic return to a robust 15.7%.” said John Anzalone, Chief Executive Officer.

*Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**Economic return for the quarter ended September 30, 2019 is defined as the change in book value per common share from June 30, 2019 to September 30, 2019 of $0.10; plus dividends declared of $0.45 per common share; divided by the June 30, 2019 book value per common share of $16.21. Economic return for the year to date ended September 30, 2019 is defined as the change in book value per common share from December 31, 2018 to September 30, 2019 of $1.04; plus dividends declared of $1.35 per common share; divided by the December 31, 2018 book value per common share of $15.27.
*** Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.

1

Exhibit 99.1

Key performance indicators for the quarters ended September 30, 2019 and June 30, 2019 are summarized in the table below.

($ in millions, except share amounts)		Q3 ‘19		Q2 ‘19	Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized cost)		$20,963.1		$20,803.2	$159.9
Average borrowings		$19,326.9		$18,908.9	$418.0
Average equity		$2,598.0		$2,338.0	$260.0

U.S. GAAP Financial Measures
Total interest income		$196.3		$202.2	($5.9)
Total interest expense		$123.3		$129.2	($5.9)
Net interest income		$73.0		$73.0	$0.0
Total expenses		$10.6		$11.4	($0.8)
Net income attributable to common stockholders		$77.9		$7.2	$70.7

Average earning asset yields		3.75%		3.89%	(0.14%)
Average cost of funds		2.55%		2.73%	(0.18%)
Average net interest rate margin		1.20%		1.16%	0.04%

Period-end weighted average asset yields*		3.87%		4.03%	(0.16%)
Period-end weighted average cost of funds		2.47%		2.77%	(0.30%)
Period-end weighted average net interest rate margin		1.40%		1.26%	0.14%

Book value per common share**		$16.31		$16.21	$0.10
Earnings per common share (basic)		$0.57		$0.06	$0.51
Earnings per common share (diluted)		$0.57		$0.06	$0.51
Debt-to-equity ratio	6.8	x	7.0	x	(0.2x)

Non-GAAP Financial Measures***
Core earnings		$63.7		$59.1	$4.6
Effective interest income		$201.5		$207.5	($6.0)
Effective interest expense		$117.5		$127.6	($10.1)
Effective net interest income		$84.0		$79.9	$4.1

Effective yield		3.84%		3.99%	(0.15%)
Effective cost of funds		2.43%		2.70%	(0.27%)
Effective interest rate margin		1.41%		1.29%	0.12%

Core earnings per common share		$0.47		$0.46	$0.01
Repurchase agreement debt-to-equity ratio	6.9	x	7.4	x	(0.5x)
*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
** Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the third quarter of 2019 was $77.9 million compared to $7.2 million for the second quarter of 2019. Net income attributable to common stockholders was $70.7 million higher in the third quarter primarily due to a decrease in net losses on derivatives that exceeded a decrease in net gains on investments. Net losses on derivatives totaled $177.2 million compared to $347.2 million in the second quarter and net gains on investments totaled $202.4 million in the third quarter compared to $302.2 million in the second quarter. Net gains on investments and net losses on derivative instruments were driven by a decline in interest rates as the benchmark 10 year U.S. Treasury note fell 34 basis points to 1.66% as of September 30, 2019. The Company also had unrealized gains on available-for-sale investments of $14.5 million in the third quarter and $47.2 million in the second quarter that are recorded in other comprehensive income.
Book value per common share for the third quarter of 2019 was $16.31 compared to $16.21 in the second quarter reflecting higher valuations on prepayment protected Agency RMBS securities and modest interest rate spread tightening in commercial credit during the quarter.
During the third quarter of 2019, the Company generated $63.7 million in core earnings, an increase of $4.6 million or 7.8% over the second quarter of 2019. Higher core earnings were driven by a $4.1 million increase in effective net interest income primarily due to a lower effective cost of funds during the quarter. Effective yield declined by 15 basis points to 3.84%, from 3.99% in the second quarter primarily due to higher Agency RMBS prepayment speeds reflecting increased borrower refinancing activity as interest rates declined. Effective cost of funds was 2.43%, 27 basis points lower than the second quarter, due to lower average repurchase agreement borrowing costs and higher swap interest income.
Total interest income decreased $5.9 million to $196.3 million during the third quarter and average earning asset yield decreased 14 basis points to 3.75%. Premium amortization increased $4.8 million to $18.6 million during the third quarter reflecting the impact of declining interest rates on prepayments of Agency RMBS investments. Average earning assets increased $159.9 million (0.8%) to $21.0 billion in the third quarter due to the investment of net proceeds from the Company's August common stock offering.
The Company increased its average borrowings by $418.0 million (2.2%) in the third quarter of 2019 to $19.3 billion to finance its higher asset base. Total interest expense decreased to $123.3 million compared to $129.2 million during the second quarter of 2019 reflecting an 18 basis point decrease in average cost of funds to 2.55% from 2.73% during the second quarter.
The Company's debt-to-equity ratio was 6.8x as of September 30, 2019 compared to 7.0x as of June 30, 2019. The Company's repurchase agreement debt-to-equity ratio was 6.9x as of September 30, 2019 compared to 7.4x as of June 30, 2019. Leverage decreased during the quarter due to a $241 million increase in shareholders' equity.
Total expenses for the third quarter of 2019 decreased to approximately $10.6 million compared to $11.4 million for the second quarter of 2019 primarily due to a lower management fee base. Total expenses include management fees and general and administrative expenses. The ratio of annualized total expenses to average equity (1) decreased to 1.63% compared to 1.95% for the second quarter of 2019.
As previously announced, the Company declared the following dividends on September 16, 2019: a common stock dividend of $0.45 per share paid on October 28, 2019 to its stockholders of record as of September 27, 2019 and a Series A preferred stock dividend of $0.4844 per share paid on October 25, 2019 to its stockholders of record as of October 1, 2019. The Company declared the following dividends on its Series B and Series C Preferred Stock on November 5, 2019 to its stockholders of record as of December 5, 2019: a Series B Preferred Stock dividend of $0.4844 per share payable on December 27, 2019 and a Series C Preferred Stock dividend of $0.46875 per share payable on December 27, 2019.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, November 8, 2019, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 22, 2019 by calling:

800-388-9920 (North America) or 1-402-998-1162 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest Income
Mortgage-backed and credit risk transfer securities (1)	194,938	200,737	160,416	581,167	456,967
Commercial and other loans	1,353	1,484	1,672	4,419	9,945
Total interest income	196,291	202,221	162,088	585,586	466,912
Interest Expense
Repurchase agreements	112,851	117,978	81,763	332,704	210,737
Secured loans	10,413	11,258	9,490	32,815	24,888
Exchangeable senior notes	—	—	—	—	1,621
Total interest expense	123,264	129,236	91,253	365,519	237,246
Net interest income	73,027	72,985	70,835	220,067	229,666
Other Income (loss)
Gain (loss) on investments, net	202,413	302,182	(207,910)	772,977	(404,657)
Equity in earnings (losses) of unconsolidated ventures	403	702	1,084	1,797	2,778
Gain (loss) on derivative instruments, net	(177,244)	(344,733)	87,672	(723,437)	288,208
Realized and unrealized credit derivative income (loss), net	1	(2,438)	4,975	5,447	8,875
Net loss on extinguishment of debt	—	—	—	—	(26)
Other investment income (loss), net	1,005	1,007	1,068	3,041	2,010
Total other income (loss)	26,578	(43,280)	(113,111)	59,825	(102,812)
Expenses
Management fee – related party	8,740	9,370	10,105	27,644	30,428
General and administrative	1,862	1,999	1,673	6,119	4,954
Total expenses	10,602	11,369	11,778	33,763	35,382
Net income (loss)	89,003	18,336	(54,054)	246,129	91,472
Net income (loss) attributable to non-controlling interest	—	—	(681)	—	1,153
Net income (loss) attributable to Invesco Mortgage Capital Inc.	89,003	18,336	(53,373)	246,129	90,319
Dividends to preferred stockholders	11,107	11,106	11,107	33,320	33,320
Net income (loss) attributable to common stockholders	77,896	7,230	(64,480)	212,809	56,999
Earnings (loss) per share:
Net income attributable to common stockholders
Basic	0.57	0.06	(0.58)	1.66	0.51
Diluted	0.57	0.06	(0.58)	1.65	0.51

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Coupon interest	213,546	214,501	175,696	620,489	506,180
Net premium amortization	(18,608)	(13,764)	(15,280)	(39,322)	(49,213)
Mortgage-backed and credit risk transfer securities interest income	194,938	200,737	160,416	581,167	456,967

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	89,003	18,336	(54,054)	246,129	91,472
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	14,482	47,188	(40,554)	114,019	(220,800)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(954)	(121)	134,280	9,072	153,406
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,981)	(5,916)	(6,422)	(17,748)	(19,859)
Currency translation adjustments on investment in unconsolidated venture	290	(320)	(1,126)	(306)	(328)
Total other comprehensive income (loss)	7,837	40,831	86,178	105,037	(87,581)
Comprehensive income	96,840	59,167	32,124	351,166	3,891
Less: Comprehensive (income) loss attributable to non-controlling interest	—	—	(405)	—	(48)
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)	(33,320)	(33,320)
Comprehensive income (loss) attributable to common stockholders	85,733	48,061	20,612	317,846	(29,477)

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	September 30, 2019	December 31, 2018
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $21,866,617 and $17,082,825, respectively)(1)	23,599,499	17,396,642
Cash and cash equivalents	125,888	135,617
Restricted cash	80,086	—
Due from counterparties	10,284	13,500
Investment related receivable	72,959	66,598
Derivative assets, at fair value	4,127	15,089
Other assets	168,480	186,059
Total assets	24,061,323	17,813,505
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	18,072,032	13,602,484
Secured loans	1,650,000	1,650,000
Derivative liabilities, at fair value	46,381	23,390
Dividends and distributions payable	66,974	49,578
Investment related payable	1,271,718	132,096
Accrued interest payable	29,831	37,620
Collateral held payable	1,096	18,083
Accounts payable and accrued expenses	2,477	1,694
Due to affiliate	9,782	11,863
Total liabilities	21,150,291	15,526,808
Commitments and contingencies (See Note 14) (2):
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 142,802,293 and 111,584,996 shares issued and outstanding, respectively	1,427	1,115
Additional paid in capital	2,869,650	2,383,532
Accumulated other comprehensive income	325,850	220,813
Retained earnings (distributions in excess of earnings)	(849,219)	(882,087)
Total stockholders' equity	2,911,032	2,286,697
Total liabilities and stockholders' equity	24,061,323	17,813,505

(1)
Includes approximately $1.3 billion of to-be-announced ("TBA") Agency CMBS securities as of September 30, 2019 that cannot be pledged as collateral until settled. The Company's obligation to purchase these securities is recorded within investment related payable on the condensed consolidated balance sheet.

(2)	See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yields),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) attributable to common stockholders	77,896	7,230	(64,480)	212,809	56,999
Adjustments:
(Gain) loss on investments, net	(202,413)	(302,182)	207,910	(772,977)	404,657
Realized (gain) loss on derivative instruments, net (1)	173,607	307,239	(99,641)	713,233	(249,493)
Unrealized (gain) loss on derivative instruments, net (1)	15,352	45,019	9,206	33,953	(58,101)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	5,195	7,738	663	10,399	8,034
Loss on foreign currency transactions, net (3)	14	—	(215)	14	937
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,981)	(5,916)	(6,422)	(17,748)	(19,859)
Net loss on extinguishment of debt	—	—	—	—	26
Subtotal	(14,226)	51,898	111,501	(33,126)	86,201
Cumulative adjustments attributable to non-controlling interest	—	—	(1,405)	—	(1,087)
Core earnings attributable to common stockholders	63,670	59,128	45,616	179,683	142,113
Basic income (loss) per common share	0.57	0.06	(0.58)	1.66	0.51
Core earnings per share attributable to common stockholders (5)	0.47	0.46	0.41	1.40	1.27

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Realized gain (loss) on derivative instruments, net	(173,607)	(307,239)	99,641	(713,233)	249,493
Unrealized gain (loss) on derivative instruments, net	(15,352)	(45,019)	(9,206)	(33,953)	58,101
Contractual net interest income (expense) on interest rate swaps	11,715	7,525	(2,763)	23,749	(19,386)
Gain (loss) on derivative instruments, net	(177,244)	(344,733)	87,672	(723,437)	288,208

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(5,195)	(7,738)	(663)	(10,399)	(8,034)
GSE CRT embedded derivative coupon interest	5,196	5,300	5,638	15,846	16,909
Realized and unrealized credit derivative income (loss), net	1	(2,438)	4,975	5,447	8,875

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Dividend income	1,019	1,007	853	3,055	2,947
Loss on foreign currency transactions, net	(14)	—	215	(14)	(937)
Other investment income (loss), net	1,005	1,007	1,068	3,041	2,010

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest expense on repurchase agreement borrowings	118,832	123,894	88,185	350,452	230,596
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(5,916)	(6,422)	(17,748)	(19,859)
Repurchase agreements interest expense	112,851	117,978	81,763	332,704	210,737

(5) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The components of core income for the three and nine months ended September 30, 2019 are:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Effective net interest income(1)	83,957	79,894	67,288	241,914	207,330
Dividend income	1,019	1,007	853	3,055	2,947
Equity in earnings (losses) of unconsolidated ventures	403	702	1,084	1,797	2,778
Total expenses	(10,602)	(11,369)	(11,778)	(33,763)	(35,382)
Total core earnings	74,777	70,234	57,447	213,003	177,673
Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)	(33,320)	(33,320)
Core earnings attributable to non-controlling interest	—	—	(724)	—	(2,240)
Core earnings attributable to common stockholders	63,670	59,128	45,616	179,683	142,113

(1)	See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	196,291	3.75%	202,221	3.89%	162,088	3.53%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,196	0.09%	5,300	0.10%	5,638	0.12%
Effective interest income	201,487	3.84%	207,521	3.99%	167,726	3.65%

	Nine Months Ended September 30,
	2019		2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	585,586	3.84%	466,912	3.45%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	15,846	0.11%	16,909	0.13%
Effective interest income	601,432	3.95%	483,821	3.58%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	123,264	2.55%	129,236	2.73%	91,253	2.29%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,981	0.12%	5,916	0.13%	6,422	0.16%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(11,715)	(0.24)%	(7,525)	(0.16)%	2,763	0.07%
Effective interest expense	117,530	2.43%	127,627	2.70%	100,438	2.52%

	Nine Months Ended September 30,
	2019		2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	365,519	2.64%	237,246	2.02%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	17,748	0.13%	19,859	0.17%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(23,749)	(0.17)%	19,386	0.17%
Effective interest expense	359,518	2.60%	276,491	2.36%

12

Exhibit 99.1

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	73,027	1.20%	72,985	1.16%	70,835	1.24%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(0.12)%	(5,916)	(0.13)%	(6,422)	(0.16)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,196	0.09%	5,300	0.10%	5,638	0.12%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	11,715	0.24%	7,525	0.16%	(2,763)	(0.07)%
Effective net interest income	83,957	1.41%	79,894	1.29%	67,288	1.13%

	Nine Months Ended September 30,
	2019		2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	220,067	1.20%	229,666	1.43%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(17,748)	(0.13)%	(19,859)	(0.17)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	15,846	0.11%	16,909	0.13%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	23,749	0.17%	(19,386)	(0.17)%
Effective net interest income	241,914	1.35%	207,330	1.22%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of September 30, 2019 and June 30, 2019. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.

September 30, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	12,864,217	4,936,184	3,851,552	1,947,546	23,599,499
Cash and cash equivalents (3)	56,122	17,226	37,536	15,004	125,888
Restricted cash (4)	57,878	22,208	—	—	80,086
Derivative assets, at fair value (4)	2,557	981	589	—	4,127
Other assets	76,417	13,452	111,501	50,353	251,723
Total assets	13,057,191	4,990,051	4,001,178	2,012,903	24,061,323

Repurchase agreements	11,124,901	3,306,244	2,018,542	1,622,345	18,072,032
Secured loans (5)	547,149	—	1,102,851	—	1,650,000
Derivative liabilities, at fair value (4)	33,519	12,862	—	—	46,381
Other liabilities	56,160	1,272,761	40,999	11,958	1,381,878
Total liabilities	11,761,729	4,591,867	3,162,392	1,634,303	21,150,291

Total equity (allocated)	1,295,462	398,184	838,786	378,600	2,911,032
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	—	(47,493)	—	(47,493)
Collateral pledged against secured loans	(633,350)	—	(1,276,599)	—	(1,909,949)
Secured loans	547,149	—	1,102,851	—	1,650,000
Equity related to repurchase agreement debt	1,209,261	398,184	617,545	378,600	2,603,590
Debt-to-equity ratio (7)	9.0	8.3	3.7	4.3	6.8
Repurchase agreement debt-to-equity ratio (8)	9.2	8.3	3.3	4.3	6.9

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

June 30, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	12,935,301	2,926,243	3,651,586	2,022,917	21,536,047
Cash and cash equivalents (3)	44,940	9,724	31,996	12,960	99,620
Restricted cash(4)	45,074	10,197	—	—	55,271
Derivative assets, at fair value (4)	8,207	1,857	3	—	10,067
Other assets	91,609	77,742	113,682	54,040	337,073
Total assets	13,125,131	3,025,763	3,797,267	2,089,917	22,038,078

Repurchase agreements	11,234,043	2,299,766	1,849,544	1,691,712	17,075,065
Secured loans (5)	580,915	—	1,069,085	—	1,650,000
Derivative liabilities, at fair value (4)	29,904	6,765	300	—	36,969
Other liabilities	86,687	464,263	42,437	12,556	605,943
Total liabilities	11,931,549	2,770,794	2,961,366	1,704,268	19,367,977

Total equity (allocated)	1,193,582	254,969	835,901	385,649	2,670,101
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	—	(49,996)	—	(49,996)
Collateral pledged against secured loans	(688,520)	—	(1,267,117)	—	(1,955,637)
Secured loans	580,915	—	1,069,085	—	1,650,000
Equity related to repurchase agreement debt	1,085,977	254,969	587,873	385,649	2,314,468
Debt-to-equity ratio (7)	9.9	9.0	3.5	4.4	7.0
Repurchase agreement debt-to-equity ratio (8)	10.3	9.0	3.1	4.4	7.4

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Earning Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	312,603	342,822	1,613,967	342,003	2,376,050
30 year fixed-rate, at amortized cost	11,837,640	12,569,625	9,362,170	12,062,635	8,338,593
Hybrid ARM, at amortized cost	66,671	152,657	1,484,791	153,731	1,731,512
Agency - CMO, at amortized cost	420,889	377,794	242,133	364,005	256,770
Agency CMBS, at amortized cost	2,796,732	1,940,906	516,992	1,961,730	190,951
Non-Agency CMBS, at amortized cost	3,607,381	3,470,708	3,236,226	3,480,642	3,202,556
Non-Agency RMBS, at amortized cost	946,446	1,020,856	1,055,671	1,016,835	1,056,962
GSE CRT, at amortized cost	905,062	852,083	762,235	855,501	769,546
Loan participation interest	45,465	51,377	29,875	50,501	10,068
Commercial loans, at amortized cost	24,233	24,365	55,607	25,313	137,028
Average earning assets	20,963,122	20,803,193	18,359,667	20,312,896	18,070,036

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.32%	3.21%	2.59%	3.35%	2.15%
30 year fixed-rate	3.19%	3.43%	2.96%	3.34%	2.96%
Hybrid ARM	3.22%	2.88%	2.56%	3.26%	2.36%
Agency - CMO	3.40%	3.24%	3.20%	3.38%	2.90%
Agency CMBS	3.44%	3.49%	2.85%	3.46%	3.34%
Non-Agency CMBS	5.09%	5.07%	4.88%	5.05%	4.89%
Non-Agency RMBS	6.54%	6.53%	7.17%	6.60%	7.12%
GSE CRT (3)	3.33%	3.56%	3.56%	3.51%	3.31%
Commercial loans	10.89%	11.13%	10.05%	11.04%	9.45%
Loan participation interest	6.18%	6.12%	5.87%	6.14%	5.87%
Average earning asset yields	3.75%	3.89%	3.53%	3.84%	3.45%

(1)	Average balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Average Borrowings (1):
Agency RMBS (2)	11,808,241	12,516,268	11,326,323	11,996,851	11,299,625
Agency CMBS	2,794,691	1,881,685	472,011	1,923,397	173,727
Non-Agency CMBS (2)	3,047,334	2,819,109	2,575,504	2,844,764	2,558,317
Non-Agency RMBS	865,961	901,451	895,504	884,580	882,784
GSE CRT	776,555	751,882	681,079	748,856	674,560
Exchangeable senior notes	—	—	—	—	38,300
Loan participation interest	34,099	38,532	22,406	37,876	7,551
Total average borrowings	19,326,881	18,908,927	15,972,827	18,436,324	15,634,864
Maximum borrowings during the period (3)	19,898,863	19,365,413	16,078,387	19,898,863	16,078,387

Average Cost of Funds (4):
Agency RMBS (2)	2.54%	2.73%	2.24%	2.62%	1.96%
Agency CMBS	2.54%	2.68%	2.26%	2.59%	2.22%
Non-Agency CMBS (2)	3.00%	3.19%	2.88%	3.14%	2.61%
Non-Agency RMBS	3.26%	3.46%	3.40%	3.42%	3.17%
GSE CRT	3.22%	3.47%	3.26%	3.39%	3.10%
Exchangeable senior notes	—%	—%	—%	—%	5.58%
Loan participation interest	4.03%	4.11%	3.83%	4.10%	3.83%
Cost of funds	2.55%	2.73%	2.29%	2.64%	2.02%
Interest rate swaps average fixed pay rate (5)	1.92%	2.28%	2.35%	2.21%	2.26%
Interest rate swaps average floating receive rate (6)	(2.28)%	(2.51)%	(2.25)%	(2.45)%	(1.98)%
Effective cost of funds (non-GAAP measure) (7)	2.43%	2.70%	2.52%	2.60%	2.36%

Debt-to-equity ratio (as of period end)	6.8	x	7.0	x	6.4	x	6.8	x	6.4	x

(1)	Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

17